SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                       (Date of earliest event reported):

                                 April 13, 2000
                             ---------------------

                         THERMO BIOANALYSIS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


Delaware                             1-12179                          85-0429899
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(State or Other Jurisdiction     (Commission File               (I.R.S. Employer
     of Incorporation)                Number)                Identification No.)



504 Airport Road
Santa Fe, New Mexico                                                  87504-2108
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (781) 622-1000

         This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's annual report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: the Registrant's acquisition strategy, intense competition, rapid and significant technological change, market acceptance of new products, dependence on capital spending policies and government funding, potential fluctuations in quarterly performance, international operations, dependence on patents and proprietary rights, government regulations, patient reimbursement, potential product liability, and the cash management arrangement with Thermo Electron Corporation.

Item 5.  Other Events
         ------------

         On April 14, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding the previously announced tender offer for its shares of common stock, $.01 par value per share, by its parent corporation, Thermo Instrument Systems Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired: not applicable

         (b)      Pro Forma Financial Information: not applicable

         (c)      Exhibits:

                  99 - Press Release dated April 14, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of April, 2000.



                                           THERMO BIOANALYSIS CORPORATION



                                            By:/s/ Theo Melas-Kyriazi
                                               ---------------------------
                                               Theo Melas-Kyriazi
                                               Chief Financial Officer

                                                                      Exhibit 99

Investor Contact: 781-622-1111
Media Contact: 781-622-1252


               CASH TENDER OFFER FOR THERMO BIOANALYSIS COMPLETED

SANTA FE, N. Mex., April 14, 2000 - Thermo BioAnalysis Corporation (ASE-TBA), a Thermo Electron company, announced today that its parent company, Thermo Instrument Systems Inc. (ASE-THI), has successfully completed its cash tender offer of $28.00 per share for any and all outstanding shares of Thermo BioAnalysis common stock.

         The offer and withdrawal rights expired at midnight on Thursday, April 13, 2000. Based on the preliminary report of the depositary for the offer, American Stock Transfer & Trust Company, approximately 2.3 million Thermo BioAnalysis shares were tendered. This brings Thermo Instrument's and Thermo Electron's combined equity ownership in Thermo BioAnalysis to approximately 99.3 percent. Thermo Instrument expects to complete the spin-in of Thermo BioAnalysis by Wednesday, April 19, through a short-form merger. The short-form merger does not require Thermo BioAnalysis' board or shareholder approval.

         Shareholders who tendered their shares in the tender offer will receive payment for their shares shortly. Shareholders who did not tender their shares will also receive $28.00 per share in the short-form merger. Information outlining what steps these Thermo BioAnalysis shareholders must take to obtain payment will be mailed within a week to 10 days.

         The complete terms and conditions of the tender offer are set forth in the offer to purchase, letter of transmittal, and other related materials, which were filed by Thermo Instrument with the Securities and Exchange Commission on March 17, 2000.

         Thermo BioAnalysis Corporation develops, manufactures, and supplies biomolecular instruments and consumables; clinical laboratory equipment and supplies, including rapid diagnostic test kits; and information-management systems that are used in biochemical research, clinical diagnosis, and pharmaceutical production. Thermo BioAnalysis is a public subsidiary of Thermo Instrument Systems Inc., another Thermo Electron company. More information is available on the Internet at http://www.thermo.com/subsid/tba1.html.